                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(A) Of The Securities
                      Exchange Act Of 1934 (Amendment No. __)

Filed by the Registrant    [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Contango Oil & Gas Company
                (Name of Registrant as Specified in Its Charter)


        ----------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

(5)  Total fee paid:

------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

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(3) Filing party:

------------------------------------------------------------------------------

(4) Date filed:

                           CONTANGO OIL & GAS COMPANY
                        3700 Buffalo Speedway, Suite 960
                              Houston, Texas 77098

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 8, 2002

Dear Stockholder,

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Contango Oil & Gas Company, which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Friday, November 8, 2002 at 9:00 a.m., local time.

     At the Annual Meeting you will be asked to vote on the following matters:

(1) To elect our board of directors to serve until the annual meeting of stockholders in 2003;

(2) To consider and act upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the authorized preferred stock of the Company from 125,000 shares of preferred stock, par value $0.04 per share, to 5,000,000 shares of preferred stock, par value $0.04 per share, having such rights and preferences, including voting rights, as the Board of Directors of the Company may determine; and

(3)  To conduct any other business which is properly raised at the meeting.

     Stockholders who owned shares of Contango Oil & Gas Company's common stock, par value $0.04 per share, Series A senior convertible cumulative preferred stock, par value $0.04 per share, or Series B senior convertible cumulative preferred stock, par value $0.04 per share, at the close of business on September 23, 2002 are entitled to receive notice of and to attend and vote at the meeting.

     As a stockholder of Contango Oil & Gas Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

     Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our Web Site at www.mcfx.biz, send us an e-mail at admin@mcfx.biz or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

By order of the Board of Directors,

/s/ Kenneth R. Peak
--------------------------------------------
Kenneth R. Peak
Chairman, Chief Executive Officer and Secretary

Houston, Texas
October 7, 2002

                           CONTANGO OIL & GAS COMPANY
                        3700 Buffalo Speedway, Suite 960
                              Houston, Texas 77098

                              ---------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 8, 2002

                              ---------------------

To our Stockholders:

     The board of directors (the "Board") of Contango Oil & Gas Company, a Delaware corporation (the "Company" or "Contango"), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Friday, November 8 at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     We are mailing this Proxy Statement to you on or about October 4, 2002, together with the accompanying proxy card and the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2002.

     We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided.

                              QUESTIONS AND ANSWERS

1. Q:  Who is asking for my proxy?

   A: Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors and officers may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies, they will not be specially compensated. Contango will pay all costs and expenses of this proxy solicitation.

2. Q.  What are stockholders being asked to vote on?

   A:  At our Annual Meeting, stockholders will be asked to vote:

       . To elect our board of directors to serve until the annual meeting of stockholders in 2003;

       . To consider and act upon a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the authorized preferred stock of the Company from 125,000 shares of preferred stock, par value $0.04 per share, to 5,000,000 shares of preferred stock, par value $0.04 per share, having such rights and preferences, including voting rights, as the Board of Directors of the Company may determine; and

          . On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.   Q.   Who is entitled to vote?

     A: The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on September 23, 2002 (the "Record Date"). As of the Record Date, the Company had outstanding 9,043,282 shares of common stock, par value $0.04 per share (the "Common Stock"), 2,500 shares of Series A senior convertible cumulative preferred shares, par value $0.04 per share ("Series A Preferred Stock"), and 5,000 shares of Series B senior convertible cumulative preferred Shares, par value $0.04 per share ("Series B Preferred Stock"). Only holders of record of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

4.   Q:   How many shares may vote at the Annual Meeting?

     A: The holders of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock vote together as a single class at the Annual Meeting and any adjournment thereof on the election of directors, with each record holder of Common Stock entitled to one vote per share of Common Stock, each record holder of Series A Preferred Stock entitled to 400 votes per share of Series A Preferred Stock and each record holder of Series B Preferred Stock entitled to 227.3 votes per share of Series B Preferred Stock.

5.   Q:   How do I vote my shares?

     A: A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

          . Vote for, or withhold authority to vote for, each nominee for the Board.

          . Approve, or withhold approval of, the proposed amendment of our Certificate of Incorporation.

          If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Kenneth R. Peak, the Company's Chairman and Chief Executive Officer. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Peak's name and inserting the name of the other person to act as his or her proxy. In such a case, the stockholder would have to sign the proxy card and deliver it to the person named as his or her proxy, and that person would have to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

          If you return a signed proxy card without having specified any choices, Mr. Peak, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

          .    FOR the election of each nominee for director;

          . FOR an amendment to the Company's Certificate of Incorporation to increase the authorized preferred stock of the Company from 125,000 shares of preferred stock, par value $0.04 per share, to 5,000,000 shares of preferred stock, par value $0.04 per share, having such rights and preferences, including voting rights, as the Board of Directors of the Company may determine; and

          . At the discretion of Mr. Peak, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.  Q:    How does the Board recommend I vote?

    A: The Board unanimously recommends that you vote "For" each of the matters to be voted on at the Annual Meeting.

          Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively owned 1,743,163 shares of Common Stock, representing 15.6% of the total shares entitled to vote. Trust Company of America ("TCW"), which holds 1,851,852 shares of the issued and outstanding Common Stock and all of the Series A Preferred Stock which, if converted, constitutes 1,000,000 shares of Common Stock, has advised us that it intends to vote its shares in favor of the proposals presented in this Proxy Statement. TCW's shares represent 25.5% of the total shares entitled to vote. In addition, Aquila Energy Capital Corporation ("Aquila"), which holds all of the Series B Preferred Stock, which, if converted, constitutes 1,136,364 shares of the issued and outstanding Common Stock, have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. Aquila's shares represent 10.2% of the total shares entitled to vote. See "Security Ownership of Certain Beneficial Owners and Management".

7.  Q:    What vote is required?

    A: Proposal 1, the election of directors, and Proposal 2, an amendment to increase the authorized number of shares of preferred stock, will each require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting. In addition, our preferred stockholders, Trust Company of the West and Aquila Energy Capital Corporation, each have a separate right to approve the proposed amendment to the Certificate of Incorporation, and each has so indicated its approval in writing prior to the date of this Proxy Statement.

8.  Q:    What is a "quorum"?

    A: Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company's Common Stock, Series A Preferred Stock, and Series B Preferred Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.  Q:    What is the effect of an abstention or a broker non-vote?

    A: For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter. These shares are called "broker non-votes". Abstentions will also be counted for quorum purposes. With respect to all matters other than the election of directors, broker non-votes and abstentions will have the same effect as a vote against any specified proposal.

10.  Q:   What does it mean if I get more than one proxy card?

     A: If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.  Q:   Can I revoke my proxy?

     A: You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the meeting and revoke your proxy by voting your shares in person.

12.  Q:   How will the Company solicit proxies?

     A: Proxies will be solicited in person, by telephone, facsimile or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors for a term of one year or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     Your proxy will be voted for the election of the five nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

     Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Five directors are to be elected at the Annual Meeting. Three nominees, Kenneth R. Peak, Jay D. Brehmer and Darrell W. Williams, are current directors standing for reelection to the Board. Two nominees, Michael P. Childers and Joseph S. Compofelice, have been nominated to serve as directors and are standing for election to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board's size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.

                                                                     Year First
                                                                      Became a
           Name              Age                Position              Director
-----------------------      ---   ------------------------------  -------------
Kenneth R. Peak               57   Chairman, President, Chief           1999
                                   Executive Officer, Chief
                                   Financial Officer and
                                   Secretary
Jay D. Brehmer                36   Director                             2000
Michael P. Childers           41   Nominee for Director
Joseph S. Compofelice         53   Nominee for Director
Darrell W. Williams           58   Director                             1999

     Kenneth R. Peak was appointed president, chief executive and financial officer, secretary and a director of Contango in July 1999. Before joining Contango, Mr. Peak was the president of Peak Enernomics, Incorporated, a natural gas and oil consulting firm that he formed in 1990. Mr. Peak began his energy career in 1973 as a commercial banker in First National Bank of Chicago's energy group. He became treasurer of Tosco Corporation in 1980 and chief financial officer of Texas International Company ("TIC") in 1982. His tenure with TIC included serving as president of TIPCO, the domestic operating subsidiary of TIC's natural gas and oil operations. Mr. Peak has also served as chief financial officer of Forest Oil Corporation from 1988 to 1989 and as an investment banker with Howard Weil from 1989 to 1990. Mr. Peak was an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS degree in physics from Ohio University and a MBA from Columbia University. He currently serves as a director of Patterson-UTI Energy, Inc., a North America provider of onshore contract drilling services to exploration and production companies and Cellxion, Inc., a privately owned manufacturing and construction company serving the cellular telephone industry.

     Jay D. Brehmer has been a director of Contango since October 2000. He has been director-capital & finance of Aquila Energy Capital Corporation since 1998. Prior to joining Aquila, Mr. Brehmer was president and the founder of Capital Financial Services from 1995 to 1998. From 1990 to 1995, he was vice president of the Mutual of Omaha's investment banking subsidiary. Mr. Brehmer holds a BBA degree in business administration from Drake University.

     Michael P. Childers is the President of Entergy Asset Management, a wholly owned subsidiary of Entergy Corporation, responsible for unregulated power investments. Until July 2002, he served as chief operating officer of Entergy Wholesale Operations, headquartered in Houston, where his responsibilities included global development activities focusing on commercial development in North America. Mr. Childers served as senior vice president & chief development officer of Entergy Wholesale Operations from January 2000 until being named COO in September 2001. Before joining Entergy, Mr. Childers served as vice president of development of Edison Mission Energy from November 1997 to January 2000, where he was primarily responsible for implementing that company's development, acquisition and marketing plan for North and South America. From August 1996 to November 1997, Mr. Childers was a director at Enron Corp., where he coordinated and supervised power and gas marketing, financial derivative and market development activities for Enron's North American energy services unit.

Previously, Mr. Childers was a senior manager of business development for Diamond Energy, Inc., and prior to that, he served as coordinator of business development for Texaco Cogeneration and Power. Mr. Childers received his BBA from the University of San Diego.

     Joseph S. Compofelice has been the president and chief executive officer of Aquilex Services Corp., which has provided services and equipment to the power generation industry since November 2001. From March 1998 until November 2001, Mr. Compofelice was the chairman and chief executive office of CompX International Inc., a worldwide manufacturer of hardware for the office furniture and computer industries. From January 1994 until March 1998, he held various positions, including chief financial office and a director, at NL Industries, Inc., a maker of titanium dioxide; TIMET, a worldwide manufacturer of titanium metal sponge, ingot and other titanium products; and Tremont Corp. In these capacities, Mr. Compofelice was responsible for the financial, treasury, merger and acquisition activities of those entities, each of which were traded on the New York Stock Exchange. Mr. Compofelice is a CPA and received his BS from California State University at Los Angeles and his MBA from Pepperdine University.

     Darrell W. Williams has been a director of Contango since September 1999 and currently is engaged in various consulting assignments as president of Williams & Associates, Inc., a consulting firm formed by him for outside consulting to oil and natural gas service companies. Mr. Williams served as president of Deutag Marketing and Technical Services from 1993 to mid 2002 with the primary responsibility to develop new business with exploration and production companies having international drilling departments in North America. During three years of this time, he lived in Germany as managing director of Deutag International and had responsibility for all drilling operations outside of Europe. Before joining Deutag, Mr. Williams held senior executive positions with Nabors Drilling from 1988 to 1993, Pool Company from 1985 to 1988, Baker Oil Tools from 1980 to 1983 and SEDCO from 1970 to 1980. Mr. Williams is past chairman of the Houston Chapter of the International Association of Drilling Contractors, a past member of the IADC executive committee and a member of the Society of Petroleum Engineers. He also serves on the Board of SMDC, a Hydril subsidiary. Mr. Williams graduated from West Virginia University with a degree in petroleum engineering.

     All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors, executive officers or nominees for director.

Board Operations and Organization

     Mission Statement. The Company's primary objective is to maximize stockholder value, while at all times observing the highest ethical standards. The Company will pursue this objective through participation in the energy industry.

     Corporate Authority & Responsibility. All corporate authority resides in the Board as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company's mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The Board retains responsibility to recommend candidates to the stockholders for election to the Board. The Board retains responsibility for selection and evaluation of the chief executive officer of the Company, oversight of the succession plan, determination of senior management compensation, approval of the annual budget, assurance of adequate systems, procedures and controls, as well as assisting in the preparation and approval of the strategic plan. Additionally, the Board provides advice and counsel to senior management.

     Compensation of Directors. Directors are compensated in the form of both a cash payment and Company equity. Each outside director receives a $3,000 quarterly payment and a quarterly stock option grant to purchase 3,000 shares of Common Stock with an exercise price of the greater of $2.00 or fair market value at the date of grant.

     Board Size. In general, smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

     Annual Election of Directors. In order to create greater alignment between the Board's and our stockholders' interests and to promote greater accountability to the stockholders, directors shall be elected annually.

     Meetings. Our Board has meetings as necessary. During the fiscal year ended June 30, 2002, the Board held four regular meetings. All directors attended two of these meetings, and all but one director attended the other two meetings. During the fiscal year ended June 30, 2002, the Board passed resolutions by unanimous written consent on 10 occasions.

     Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of the Company as a publicly owned entity. The audit committee is the only standing committee. All committees shall be composed solely of independent directors. The Board may form other committees as it determines appropriate.

     Audit Committee. The audit committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The audit committee also reviews the scope and results of the Company's procedures for internal auditing and the adequacy of our system of internal accounting controls. Members are Messrs. Romano (chairman), Brehmer and Williams. Joseph S. Compofelice, subject to his election as a director, has agreed to assume the responsibility of chairman from Mr. Romano, who is not standing for reelection to the Board. The audit committee met formally five times during the fiscal year ended June 30, 2002.

            THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE
              NOMINEES AS DIRECTORS OF CONTANGO, TO SERVE UNTIL THE
               NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR
                   SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

                                   PROPOSAL 2
    AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK

     Under our Certificate of Incorporation, the Board is authorized without further stockholder action to provide for the issuance of up to 125,000 shares of preferred stock, par value $0.04 per share, in one or more series, with such voting powers and with such designations, preferences, rights, qualifications, limitations or restrictions, as set forth in resolutions providing for the issue of preferred stock adopted by the Board. The Board has previously designated 5,000 shares of preferred stock as Series A Preferred Stock, and has designated 10,000 shares of preferred stock as Series B Preferred Stock. As of September 3, 2002, we had outstanding 2,500 shares of Series A Preferred Stock and 5,000 shares of Series B Preferred Stock.

     The Company wishes to amend certain provisions of the Certificate of Incorporation to increase the authorized preferred stock of the Company from 125,000 shares to 5,000,000 shares with such rights and preferences as the Board may determine from time to time. The Board believes that the best interests of the Company and its stockholders will be served by adopting the amendment to the Certificate of Incorporation (the "Amendment"), attached hereto as EXHIBIT A. On September 23, 2002, the Board adopted a resolution approving the Amendment.

     The Company has no present plans to issue additional preferred shares.

                THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO
               INCREASE THE AUTHORIZED NUMBER OF PREFERRED SHARES
                    FROM 125,000 SHARES TO 5,000,000 SHARES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables show the ownership of our Common Stock by (i) anyone who is known by us to beneficially own 5% or more of our outstanding Common Stock, (ii) each of our non-employee directors, (iii) our executive officers and
(iv) our executive officers and directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to their name based on information as of September 3, 2002. The address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

Our 5% Stockholders


                                                   Common Shares Beneficially Owned
                                            ---------------------------------------------
                                                             Under Stock
                                                             Options and
                                                            Warrants, and                       Percent
                                                            Issuable Upon                      of Total
                                                             Conversion                         Common
                                                            of Preferred                         Stock
                                              Outstanding     Stock (1)           Total       Outstanding
                                            --------------  -------------    -------------   -------------
Aquila Energy Capital Corporation                        -      1,145,531 (2)    1,145,531       12.7%
     909 Fannin, Suite 1850
     Houston, Texas  77010
Trust Company of the West (3)                    1,851,852      1,451,852        3,303,704       36.3%
     865 South Figueroa St.
     Los Angeles, California  90017

Members of the Board Who Are Not Employees



                                                    Common Shares Beneficially Owned            Percent
                                            ----------------------------------------------     of Total
                                                            Under Stock                         Common
                                                            Options and                          Stock
                                              Outstanding   Warrants (1)          Total       Outstanding
                                            --------------  -------------    -------------   -------------
Jay Brehmer                                      11,000              -                -            *
John B. Juneau                                  390,001        616,667 (4)    1,006,668          11.1%
Joseph J. Romano                                 50,001         71,667 (5)      121,668           1.3%
Darrell W. Williams                             148,501         76,667 (6)      225,128           2.5%

Our Executive Officers

                                                    Common Shares Beneficially Owned            Percent
                                            ----------------------------------------------     of Total
                                                            Under Stock                         Common
                                                            Options and                          Stock
                                              Outstanding   Warrants (1)          Total       Outstanding
                                            --------------  -------------    -------------   -------------
Kenneth R. Peak, Chairman, President,
     Chief Executive and Chief Financial
     Officer and Secretary                       1,124,359        926,667 (7)    2,051,026       22.7%
William H. Gibbons, Vice President
     and Treasurer                                  18,801         73,333 (8)       92,134        1.0%
Lesia Bautina, Vice President
     and Controller                                    500         10,000 (9)       10,500         *

All Directors and Executive Officers Together

                                                     Common Shares Beneficially Owned           Percent
                                               ---------------------------------------------   of Total
                                                               Under Stock                      Common
                                                               Options and                      Stock
                                                Outstanding    Warrants (1)       Total       Outstanding
                                               -------------  ---------------   ---------    --------------
Directors and executive officers,
as a group (7 persons)                             1,743,163      1,775,001      3,518,164        38.9%

-------------
*    Less than 1%.

1. Includes shares underlying options and warrants to purchase shares that currently are vested and exercisable or will vest or be exercisable within 60 days or shares issuable upon conversion of convertible preferred stock.

2. Includes 1,136,264 shares of Common Stock issuable upon conversion of Series B senior convertible cumulative preferred stock and stock options to purchase 9,167 shares of Common Stock, all of which are vested or will vest within 60 days.

3. Trust Company of the West holds its securities of Contango in its capacity as Investment Manager and Custodian for a client. Shares include stock options to purchase 16,667 shares of Common Stock, warrants to purchase 435,185 shares of Common Stock and 1,000,000 shares issuable upon conversion of the Series A senior convertible cumulative preferred stock, all of which are vested or will vest within 60 days.

4. Includes stock options to purchase 21,667 shares of Common Stock and a warrant to purchase 200,000 shares of Common Stock, all of which are vested or will vest within 60 days. Also included in shares are 200,000 shares of Common Stock, stock options to purchase 270,000 shares of Common Stock and warrants to purchase 125,000 shares of Common Stock that are owned by Juneau Exploration Company, L.P. ("JEX"), all of which are vested or will vest within 60 days. Mr. Juneau is the sole manager of the general partner of JEX.

5. Includes stock options to purchase 21,667 shares of Common Stock and a warrant to purchase 50,000 shares of Common Stock, all of which are vested or will vest within 60 days.

6. Includes stock options to purchase 21,667 shares of Common Stock and a warrant to purchase 55,000 shares of Common Stock, all of which are vested or will vest within 60 days.

7. Includes stock options to purchase 226,667 shares of Common Stock and a warrant to purchase 700,000 shares of Common Stock, all of which are vested or will vest within 60 days.

8. Includes stock options to purchase 73,333 shares of Common Stock, all of which are vested or will vest within 60 days.

9. Includes stock options to purchase 10,000 shares of Common Stock, all of which are vested or will vest within 60 days.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of their beneficial ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent holders are required to furnish the Company with copies of the forms that they file.

     We believe that all Section 16(a) filing requirements applicable to executive officers, directors and greater-than-ten percent holders were made during the Company's fiscal year ended June 30, 2002.

Certain Relationships and Transactions

     Directors, Director Designees and Observers. As part of the Certificate of Designations, Preferences, and Relative Rights and Limitations of the Series A Preferred Stock, if TCW, as the holder of Series A Preferred Stock, has not appointed or nominated for election at least one member of the Board and shares of the Series A Preferred Stock remain outstanding, then, in its capacity as the holder of Series A Preferred Stock, TCW shall be entitled to designate a person to attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of TCW. In addition, as part of the securities purchase agreement dated as of December 29, 1999 between Contango and TCW, as amended August 24, 2000, TCW has concurrent rights to designate a person to attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of TCW, provided that TCW has not nominated or appointed at least one member of the Board and it holds at least 5% of the Company's outstanding Common Stock.

     As part of the securities purchase agreement dated as of September 27, 2000 between Contango and Aquila, the Company shall use its best efforts to cause one of the directors to be an individual selected by Aquila in its sole discretion. Additionally, if at any time Aquila has not appointed or nominated for election at least one of the members of the Board and it holds at least 5% of the Company's outstanding Common Stock or a sufficient number of shares of Series B Preferred Stock which, if converted, would constitute at least 5% of the Company's outstanding Common Stock (or a combination of the foregoing), Aquila shall be entitled to designate a person to attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of Aquila. This year, Aquila has selected Mr. Brehmer as its director designee.

     Juneau Exploration Company, L.P. John B. Juneau, one of our current directors, is the sole manager of the general partner of Juneau Exploration Company, L.P. ("JEX"). Effective September 1, 1999, we entered into an agreement with JEX whereby we outsourced all of our natural gas and oil prospect generation and evaluation functions to JEX. As an inducement to enter into the agreement, JEX received 200,000 shares of our Common Stock. As of September 3, 2002, we have granted to JEX options to purchase 400,000 shares of our Common Stock in connection with exploratory successes and acquisitions. Of these options, 300,000 have vested, with the remainder vesting subject to achieving a defined payout and rate of return. Additionally, we have granted to JEX warrants to acquire 125,000 shares of common stock in connection with the formation of Republic Exploration, L.L.C. Mr. Juneau is not standing for reelection to the Board.

     On August 14, 2000, we amended our agreement with JEX whereby in exchange for our no longer granting stock options for each acquisition and exploration success, we increased the overriding royalty interest granted to individual geoscientists from 2.5% to 3.3%. JEX currently receives a 25% proportionately reduced back-in working interest after we achieve a defined payout. JEX will continue to bear the upfront overhead costs of performing all functions involved in bringing a prospect to a ready to drill stage. JEX is required to participate for a 5% working interest in each transaction recommended. Their overall remuneration continues to be directly related to our exploration success, as the overriding royalty and 25% after payout back-in working interest are tied to the drilling and performance of successful wells. We believe this shifting of risk and alignment of incentives are key to our goal of achieving profitability.

                   EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

      Name             Age         Position
----------------      -----        --------
Kenneth R. Peak        57    Chairman, President, Chief Executive and
                             Chief Financial Officer and Secretary
William H. Gibbons     59    Vice President and Treasurer
Lesia Bautina          31    Vice President and Controller

     Kenneth R. Peak was appointed president, chief executive and chief financial officer, secretary and a director of Contango in July 1999 and serves as chairman of the board. Further information about Mr. Peak is provided above under "Election of Directors - Nominees".

     William H. Gibbons joined Contango in February 2000 and was appointed treasurer in March 2000 and vice president and treasurer in November 2000. Before joining Contango, he was treasurer of Packaged Ice, Inc. from 1998 to 2000. From 1990 to 1998 and from 1983 to 1986, he provided financial consulting services to domestic and international oil companies, including a five-year assignment with Walter International, Inc. Mr. Gibbons began his energy career with Houston Oil & Minerals Corporation, where he served as treasurer from 1975 to 1981. He also was vice president-finance for Guardian Oil Company from 1981 to 1983 and director-acquisitions for Service Corporation International from 1986 to 1990. Mr. Gibbons received a BA degree in business administration from Duke University and a MBA in finance from Tulane University.

     Lesia A. Bautina joined Contango in November 2001 as controller. Prior to joining Contango, Ms. Bautina worked as an auditor for Arthur Andersen LLP from 1997 to 2001. Her primary experience is accounting and financial reporting for exploration and production companies. Ms. Bautina received a degree in history from the University of Lvov in the Ukraine in 1990 and a BBA in accounting in 1996 from Sam Houston State University, where she graduated with honors. Ms. Bautina is a Certified Public Accountant and member of the Petroleum Accounting Society of Houston. Ms. Bautina was born in the Ukraine, speaks four languages fluently and became a United States citizen in February 2000.

     All executive officers and key employees of the Company are United States citizens. There are no family relationships between any of our directors, executive officers, key employees or nominees for director.

                             EXECUTIVE COMPENSATION

Summary Compensation Tables

     The following tables and discussion below set forth information about the compensation awarded to, earned by or paid to our executive officers during the fiscal years ended June 30, 2002, 2001 and 2000. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the table below any fringe benefits, perquisites or other compensation during the fiscal year ended June 30, 2001. For the fiscal year ended June 30, 2000, Mr. Peak was the only executive officer whose salary and bonus exceeded $100,000.


                                                      Annual Compensation       Shares
                                              Fiscal ---------------------    Underlying
     Name and Principal Position               Year   Salary      Bonus         Options
     ---------------------------              ------ --------     -----       ----------
 Kenneth R. Peak (1)                           2002  $150,000    $350,000      100,000
    Chairman, President, Chief Executive       2001  $150,000    $150,000      200,000
    and Financial Officer and Secretary        2000  $139,555    $      -            -

 William H. Gibbons (2)                        2002  $ 93,563    $ 40,000       25,000
        Vice President and Treasurer           2001  $108,006    $ 30,000       50,000
                                               2000  $ 38,750    $      -       25,000

 Lesia Bautina (3)                             2002  $ 53,000    $ 50,000       50,000
    Vice President and Controller

------------------

(1) Mr. Peak was appointed as our chief executive officer and president on July 26, 1999 and appointed chairman of the board on September 28, 1999. Prior to that date he was not affiliated with Contango in any way and did not receive any compensation from the Company.

(2)  Mr. Gibbons joined Contango in February 2000.

(3)  Ms. Bautina joined Contango in November 2001.

     The following table shows the number of options owned by the named executive officers. Options in the column marked "unexercisable" are subject to vesting and will be forfeited if a named executive officer's employment with us is terminated for certain reasons. None of our named executive officers exercised options or warrants during the fiscal year ended June 30, 2002.


                                                                Value of Unexercised
                                Number of Unexercised           In-the-Money Warrants
                                Warrants and Options            at June 30, 2001 (1)
                           ---------------------------    -----------------------------
   Name                    Exercisable    Unexercisable   Exercisable     Unexercisable
----------                 -----------    -------------   -----------     -------------
Kenneth R. Peak              926,667        173,333       $3,085,801        $577,199
William H. Gibbons            73,333         51,792       $  244,199        $172,051
Lesia Bautina                 10,000         90,000       $   33,300        $299,700

------------
(1) Based on $3.33 per share, the closing price per share of our common stock on the American Stock Exchange on June 28, 2002 and the relevant exercise price.

Employment Agreements

     We have no employment agreement with any executive officer.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On June 10, 2002, the Board of Directors determined, upon the recommendation of its Audit Committee, to appoint Grant Thornton LLP as the Company's independent public accountants to audit the Company's financial statements for the fiscal year ending June 30, 2002, replacing Arthur Andersen LLP, which the Company dismissed on the same date.

     The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years of the Company ended June 30, 2001 and 2000 and subsequent interim periods to June 10, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two fiscal years of the Company ended June 30, 2001 and subsequent interim periods to June 10, 2002.

     During the two fiscal years of the Company ended June 30, 2001 and the subsequent interim period to June 10, 2002, the Company did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

                                         Financial Information
                               Audit       Systems Design and         All
    Name                       Fees       Implementation Fees     Other Fees
   ------                      -----     ---------------------    ----------

Arthur Andersen LLP         $ 37,500            $  -               $97,500(1)
Grant Thornton LLP          $ 32,500            $  -               $10,000(2)

(1) Consists primarily of fees in connection with matters related to audit of natural gas and oil properties in connection with acquisitions and filing of registration statements on Form S-1.

(2) Consists primarily of fees in connection with acquisitions and filing of registration statements on Form S-1.

     Contango expects that representatives of Grant Thornton LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee members are Joseph J. Romano (chairman), Jay D. Brehmer and Darrell W. Williams, each of which is independent as defined in Section 121(a) of the American Stock Exchange listing standards. Joseph S. Compofelice, subject to his election as a director, has agreed to assume the responsibility of chairman from Mr. Romano, who is not standing for reelection to the Board. The Audit Committee assists the Board of Directors in monitoring the integrity of Contango's financial statements, compliance with legal requirements and Contango's external auditors.

     The Audit Committee has reviewed and discussed Contango's audited consolidated balance sheet as of June 30, 2002 and 2001 and consolidated statements of income, cash flows and stockholders' equity for the two years ended June 30, 2002 with Contango's management. The Audit Committee has discussed with Grant Thornton LLP, Contango's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

     The Audit Committee has also received and reviewed written disclosures and the letter from Grant Thornton LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with Grant Thornton LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Contango's Annual Report on Form 10-KSB for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                                 Joseph J. Romano
                                 Jay D. Brehmer
                                 Darrell W. Williams

                                PERFORMANCE GRAPH

     The following graph compares the yearly percentage change from July 1, 1999 until June 30, 2002 in the cumulative total stockholder return on our Common Stock to the cumulative total return on the Russell 2000 Stock Index and a peer group of five independent oil and gas exploration companies selected by us. Each of the companies selected had a market capitalization of less than $200 million as of June 30, 2001. The companies in our selected peer group are Brigham Exploration Company, Carrizo Oil & Gas, Inc., Edge Petroleum Corp., Goodrich Petroleum Corp. and PetroQuest Energy, Inc.

                                 [GRAPHIC HERE]
                                                     As of June 30,
                                     ------------------------------------------
                                       1999       2000       2001       2002
                                     ---------  ---------  ---------  ---------
Contango Oil & Gas Company           $     100  $   1,000      1,905      1,665
Russell 2000 Stock Index             $     100  $     113        112        101
Peer Group Composite                 $     100  $     158        231        181

     The stock performance for our Common Stock is not necessarily indicative of future performance. Total stockholder return assumes reinvestment of all cash dividends.

          DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL
                         MEETING OF STOCKHOLDERS IN 2003

     Proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by Kenneth R. Peak at Contango Oil & Gas Company's principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than June 6, 2003. If the date of the annual meeting for 2003 is moved by more than 30 days from the date of this year's Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2003 annual meeting.

            ADVANCE NOTICE PROCEDURES FOR NEXT YEAR'S ANNUAL MEETING

     The Company advises stockholders that, until further notice, August 26, 2003 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company's proxy statement) will be considered untimely under the Commission's proxy rules.

                             OTHER PROPOSED ACTIONS

     The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference into this Proxy Statement the information in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2002 found under the following captions: Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item
7. Financial Statements and Supplementary Data; and Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. The Company's annual report on Form 10-KSB, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement.

              AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

     THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO KENNETH R. PEAK, CONTANGO OIL & GAS COMPANY, 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY OCTOBER 25, 2002.

By order of the Board of Directors,

/s/ Kenneth R. Peak
--------------------------------------------------
Kenneth R. Peak
Chairman, Chief Executive Officer and Secretary

[Form of Proxy]

CONTANGO OIL & GAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

     The undersigned stockholder of Contango Oil & Gas Company (the "Company") hereby acknowledges receipt of the Proxy Statement and the notice of the Annual Meeting of Stockholders to be held on Friday, November 8, 2002 at 9:00 a.m., Central Standard Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 770978, and hereby further revokes all previous proxies and appoints Kenneth R. Peak as proxy of the undersigned at the meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1)  The election of directors.

[ ] AUTHORITY GRANTED                  [ ] AUTHORITY WITHHELD
    to vote for nominees                   to vote for all nominees
    listed below, except                   listed below.
    as indicated to the
    contrary below.

Nominees:  Kenneth R. Peak                Joseph S. Compofelice
           Jay D. Brehmer                 Darrell W. Williams
           Michael P. Childers

(Instruction: To vote against any nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

(2)  Amendment to increase the authorized number of preferred shares.

[ ] FOR                         [ ] AGAINST                          [ ] ABSTAIN

(3) On such other matters as may properly come before the meeting and any adjournment thereof.

                (Continued and to be signed on the reverse side)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES IN PROPOSAL 2. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 3. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Dated:                                     , 2002
         ----------------------------------


--------------------------------------------------


--------------------------------------------------

Sign exactly as your name appears on your share certificate When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                      EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CONTANGO OIL & GAS COMPANY

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law

     CONTANGO OIL & GAS COMPANY, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY as follows:

     1. The name of the Corporation is CONTANGO OIL & GAS COMPANY.

     2. The Certificate of Incorporation of the Corporation is hereby amended to increase the authorized preferred stock of the Corporation by striking Section A of Article IV of the Certificate of Incorporation of the Corporation in its entirety and inserting the following new Section A of Article IV:

     "A. This Corporation is authorized to issue two classes of shares of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is fifty million (50,000,000), par value $0.04 per share, and the number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.04 per share; the total number of shares which the Corporation is authorized to issue is fifty-five million shares (55,000,000)."

     3. This Certificate of Amendment of Certificate of Incorporation was duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be duly executed by its Secretary this ____ day of ______, 2002.



                                       -----------------------------
                                       Kenneth R. Peak
                                       Secretary